Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On July 12, 2018, TESARO, Inc. (the “Company”) completed the sale to TerSera Therapeutics LLC (“TerSera”) of the Company’s rights to rolapitant (the “Sale”) in the United States and Canada (the “Territory”).  The Sale was pursuant to the Asset Purchase Agreement (the “APA”) between the Company and TerSera previously announced by the Company in a Current Report on Form 8-K filed on June 29, 2018.  The Sale includes both the oral formulation of rolapitant distributed and sold under the brand name VARUBI® and the intravenous formulation of rolapitant sold under the brand name VARUBI® IV (the “IV Product”).

At the closing, the Company was paid $35,000,000 in cash.  Pursuant to the terms of the APA, an additional $5,000,000 in cash will be paid by TerSera to the Company by January 12, 2020.  The Company will also be eligible to receive certain post-closing royalties and milestone payments.  For a period of twelve years after consummation of the Sale (the “Royalty Term”), TerSera will pay to the Company a percentage of any consideration for (i) the transfer of intellectual property rights relating to future sales of rolapitant and (ii) the license or sublicense of any intellectual property rights related to rolapitant, in each case, to the extent allocable to non-oncology indications.  TerSera will also pay to the Company milestone payments of (a) $10,000,000 each time the marketing approval for a new indication of rolapitant in the United States is first granted and (b) $10,000,000 the first time aggregate net sales of a reformulated version of the IV Product during a calendar year reach or exceed $50,000,000.  In addition, during the Royalty Term, TerSera will pay to the Company a royalty at the rate of 20% of the aggregate net sales of the IV Product in the Territory for any calendar year in which such sales reach or exceed $100,000,000 on the net sales that exceed such threshold.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2018 has been prepared to give effect to the Sale as if it occurred on March 31, 2018.  The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2018 and the year ended December 31, 2017 have been prepared to give effect to the Sale as if it occurred on January 1, 2017.

The unaudited pro forma condensed consolidated financial information was prepared utilizing the Company’s historical financial data derived from the unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) on May 3, 2018 and from the audited consolidated financial statements for the year ended December 31, 2017 included in its Annual Report on Form 10-K filed with the SEC on February 28, 2018.  The unaudited pro forma condensed consolidated financial statements reflect pro forma adjustments that are based on preliminary estimates and assumptions and other information available at the time of preparation.  The Company believes that all such adjustments are (i) directly attributable to the Sale, (ii) factually supportable, and (iii) expected to have a continuing impact on the Company’s future consolidated results of operations or financial condition.  The pro forma adjustments are described in the notes to the unaudited pro forma information and are based upon available information and assumptions that the Company believes are reasonable.

The unaudited pro forma condensed consolidated financial information included herein is for informational purposes only and is not necessarily indicative of what the Company’s financial performance and financial position would have been had the Sale been completed on the dates assumed, nor is such unaudited pro forma condensed consolidated financial information necessarily indicative of the results to be expected in any future period.  Actual results may differ significantly from those reflected in the unaudited pro forma condensed consolidated financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma condensed consolidated financial statements and actual results.

TESARO, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2018

(all amounts in 000’s, except share and per share data)

	TESARO, Inc.	Impact of		TESARO, Inc.
	Historical	Sale		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$498,980	$35,000	(a)	$533,980
Accounts receivable	44,182	—		44,182
Inventories	74,444	(5,458	)(b)	68,986
Other current assets	38,184	—		38,184
Total current assets	655,790	29,542		685,332

Intangible assets, net	54,947	(17,598	)(c)	37,349
Property and equipment, net	10,272	—		10,272
Restricted cash	2,556	—		2,556
Other assets	6,127	5,000	(d)	11,127
Total assets	$729,692	$16,944		$746,636

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,079	$—		$5,079
Accrued expenses	150,589	—		150,589
Deferred revenue, current	117	—		117
Other current liabilities	7,451	—		7,451
Total current liabilities	163,236	—		163,236

Convertible notes, net	146,529	—		146,529
Long-term debt, net	293,888	—		293,888
Deferred revenue, non-current	188	—		188
Other non-current liabilities	8,123	—		8,123
Total liabilities	611,964	—		611,964

Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued or outstanding at March 31, 2018	—	—		—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 54,801,636 shares issued and outstanding at March 31, 2018	5	—		5
Additional paid-in capital	1,755,783	—		1,755,783
Accumulated other comprehensive loss	(5,357)	—		(5,357)
Accumulated deficit	(1,632,703)	16,944	(e)	(1,615,759)
Total stockholders’ equity	117,728	16,944		134,672
Total liabilities and stockholders’ equity	$729,692	$16,944		$746,636

See accompanying notes to unaudited pro forma condensed consolidated financial information.

TESARO, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2018

(all amounts in 000’s, except share and per share data)

	TESARO, Inc.	Impact of		TESARO, Inc.
	Historical	Sale		Pro Forma
Revenues:
Product revenue, net	$50,172	$(948	)(f)	$49,224
License, collaboration and other revenues	(430)	—		(430)
Total revenues	49,742	(948)		48,794

Expenses:
Cost of sales — product	9,997	(3,471	)(f)	6,526
Cost of sales — intangible asset amortization	1,437	(773	)(f)	664
Research and development	96,755	(1,669	)(f)	95,086
Selling, general and administrative	93,607	(1,366	)(f)	92,241
Acquired in-process research and development	—	—		—
Total expenses	201,796	(7,279)		194,517
Loss from operations	(152,054)	6,331		(145,723)

Interest expense	(12,092)	—		(12,092)
Interest income	1,665	—		1,665
Other income	81	—		81
Loss before income taxes	(162,400)	6,331		(156,069)

Provision for income taxes	416	—		416

Net loss	$(162,816)	$6,331		$(156,485)

Net loss per share applicable to common stockholders - basic and diluted	$(2.98)	$0.11		$(2.87)

Weighted-average number of common shares used in net loss per share applicable to common stockholders - basic and diluted	54,615	—		54,615

See accompanying notes to unaudited pro forma condensed consolidated financial information.

TESARO, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2017

(all amounts in 000’s, except share and per share data)

	TESARO, Inc.	Impact of		TESARO, Inc.
	Historical	Sale		Pro Forma
Revenues:
Product revenue, net	$120,700	$(11,799	)(f)	$108,901
License, collaboration and other revenues	102,626	—		102,626
Total revenues	223,326	(11,799)		211,527

Expenses:
Cost of sales — product	41,137	(25,335	)(f)	15,802
Cost of sales — intangible asset amortization	6,158	(4,508	)(f)	1,650
Research and development	308,742	(15,685	)(f)	293,057
Selling, general and administrative	336,808	(24,458	)(f)	312,350
Acquired in-process research and development	10,000	—		10,000
Total expenses	702,845	(69,986)		632,859
Loss from operations	(479,519)	58,187		(421,332)

Interest expense	(19,758)	—		(19,758)
Interest income	4,147	—		4,147
Other income	328	—		328
Loss before income taxes	(494,802)	58,187		(436,615)

Provision for income taxes	1,324	—		1,324

Net loss	$(496,126)	$58,187		$(437,939)

Net loss per share applicable to common stockholders - basic and diluted	$(9.17)	$1.07		$(8.10)

Weighted-average number of common shares used in net loss per share applicable to common stockholders - basic and diluted	54,080	—		54,080

See accompanying notes to unaudited pro forma condensed consolidated financial information.

TESARO, Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Sale Transaction

On July 12, 2018, TESARO, Inc. (the “Company”) completed the previously disclosed sale of its rights to rolapitant in the United States and Canada to TerSera Therapeutics LLC (“TerSera”) pursuant to the Asset Purchase Agreement dated June 28, 2018 (the “APA”) by and between TerSera and the Company (the “Sale”).  At the closing of the Sale, the Company received $35.0 million in cash.  Pursuant to the terms of the APA, an additional $5.0 million in cash will be paid by TerSera to the Company by January 12, 2020.  The Sale includes both the oral formulation of rolapitant distributed and sold under the brand name VARUBI® and the intravenous formulation of rolapitant sold under the brand name VARUBI® IV.

Pro Forma Adjustments

(a)         Represents consideration of $35.0 million of cash received at the closing of the Sale.

(b)         Represents the disposition of VARUBI inventory associated with the Sale.

(c)          Represents the disposition of intangible assets related to VARUBI (acquired and in-licensed rights) associated with the Sale.

(d)         Represents the delayed cash payment of $5.0 million due to the Company from TerSera included in the APA.

(e)          Represents the pro forma gain arising from the Sale.

(f)           Represents the elimination of net product revenues, cost of sales—product, cost of sales—intangible asset amortization, research and development expenses, and selling, general and administrative expenses related to VARUBI, giving effect to the Sale as if it occurred on January 1, 2017.  For the three months ended March 31, 2018 and for the year ended December 31, 2017, cost of sales—product related to VARUBI includes $1.9 million and $18.3 million, respectively, in lower of cost or market write-downs for excess and obsolete inventories and losses on firm purchase commitments.  The adjustment amounts for expenses include allocations of certain expenses, which are based in part on the use of judgments and estimates which the Company believes are reasonable.